Exhbiti 99.2

   THIS AGREEMENT IS SUBJECT TO ARBITRATION IN ACCORDANCE WITH SOUTH CAROLINA
               UNIFORM ARBITRATION ACT SECTIONS 15-48-10 ET. SEQ.

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") dated as of September 2, 2008, is made by and between Peoples Bancorporation, Inc. a South Carolina corporation (the "Company" or the "Employer"), the parent company of Peoples National Bank, a national bank (the "Bank"), and L. Andrew Westbrook, III, an individual resident of South Carolina (the "Executive").

         The Employer presently employs the Executive as President of the Bank. The Employer recognizes that the Executive's contribution to the growth and success of the Employer is substantial. The Employer desires to provide for the continued employment of the Executive and to make certain changes in the Executive's employment arrangements which the Employer has determined will encourage the continued dedication of the Executive to the Employer and will promote the best interests of the Employer and the Company's shareholders. The Executive is willing to terminate his interests and rights under the existing employment agreement with the Bank and to continue to serve the Employer on the terms and conditions herein provided.

         In consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Employment. The Employer shall continue to employ the Executive, and the Executive shall continue to serve the Employer, as President of the Bank upon the terms and conditions set forth herein. The Executive shall have such authority and responsibilities consistent with his position as are set forth in the Company's or the Bank's Bylaws or assigned by the Company's or the Bank's board of directors (collectively, the "Board") from time to time. The Executive acknowledges that the Company is the sole shareholder of the Bank and that the Company, through its board of directors and officers, has the right to direct the policies to be followed by the Bank and the Executive and has the right to supervise the Executive in the conduct of his duties hereunder. Any action taken by either the Company's or the Bank's board of directors under this Agreement shall be binding upon the Executive. The Executive shall devote his full business time, attention, skill and efforts to the performance of his duties hereunder, except during periods of illness or periods of vacation and leaves of absence consistent with Bank policy. The Executive may devote reasonable periods to service as a director or advisor to other organizations, to charitable and community activities, and to managing his personal investments, provided that such activities do not materially interfere with the performance of his duties hereunder and are not in conflict or competitive with, or adverse to, the interests of the Company or the Bank. The Executive agrees to conduct himself in accordance with the code of ethics for officers and employees adopted by the Employer, as amended from time to time.

         2. Term. Unless earlier terminated as provided herein, the Executive's employment under this Agreement shall commence on the date hereof and end on December 31, 2009 (the "Term"). The Board will meet annually in May (beginning in May 2009) to consider whether to extend this Agreement for an additional year and will provide the Executive with notice of the Board's decision. Each year, if the Board determines to extend the Agreement for an additional year, then this Agreement will extend for an additional year.

         3. Compensation and Benefits. In consideration of Executive's services and covenants hereunder, the Employer shall pay to Executive the compensation and benefits described below during the Term (which compensation shall be paid in accordance with the normal payroll practices of the Employer and shall be subject to such deductions and withholdings as are required by law or policies of the Employer in effect from time to time):

            (a) The Employer shall pay the Executive an annual salary of $248,000.00. Executive's salary will be reviewed annually by the Board of Directors at or before the beginning of each of its fiscal years and, in the sole discretion of the Board of Directors of the Bank, may be increased for such year.

            (b) The Executive shall be eligible to receive an annual incentive cash bonus in accordance with the terms of any incentive plans adopted by the Board of Directors of the Employer. Unless otherwise specified in such incentive plans, any such bonuses shall be paid on the 10th day of the third month following the end of the calendar year in which such bonus is earned. To the extent that the bonus is paid for a partial year, the amount of the bonus will be calculated by taking into account the performance of the Company for the entire year and prorated based upon the period of the Executive's service during the year. For purposes of this Agreement, a bonus shall not be deemed to be earned prior to the date it is actually paid to the Executive except to the extent that the Employer specifically provides otherwise in a writing delivered to the Executive.

            (c) The Executive shall be eligible to receive stock options, restricted stock, or other awards pursuant to the Employer's long-term equity incentive program or under any similar plan adopted by the Company. Any options or similar awards shall be issued to Executive at an exercise price of not less than the stock's current fair market value as of the date of grant, and the number of shares subject to such grant shall be fixed on the date of grant.

            (d) The  Executive  shall be eligible  to receive a separate  Salary
Continuation   Agreement  that  provides   nonqualified   deferred  compensation
benefits.

            (e) The Executive shall be eligible to receive any other employee benefits generally provided by the Company and the Bank to their most highly ranking executives for so long as the Company or the Bank provides such benefits. The Employer shall also provide Executive with an automobile and reasonable club dues for one country club (the monthly payments for which shall not exceed $400).

            (f) The Company's obligation to make any payments owed to the Executive under this Agreement shall be discharged to the extent compensation payments are made by the Bank, and the Bank's obligation to make any payments owed to the Executive under this Agreement shall be discharged to the extent compensation payments are made by the Company.

         4. Termination.

            (a) The Executive's employment under this Agreement may be terminated prior to the end of the Term only as provided in this Section 4. Except as otherwise described below, any payment of base salary to the Executive shall be paid in accordance with the normal payroll practices of the Employer and any bonus payment shall be paid on the thirtieth day following the date of termination and all such payments shall be subject to such deductions and withholdings as are required by law or policies of the Employer in effect from time to time.

            (b) The Agreement will be terminated upon the death of the Executive. In this event, the Employer shall pay Executive's estate any sums due him as base salary and/or reimbursement of expenses through the end of the month during which death occurred. The Employer shall also pay the Executive's estate a bonus equal to a pro rata portion of the Executive's previous year's bonus.

            (c) The Employer may terminate the Executive's employment upon the Disability of the Executive for a period of 180 days. During the period of any Disability leading up to the Executive's termination of employment under this provision, the Employer shall continue to pay the Executive his full base salary at the rate then in effect and all perquisites and other benefits (other than any bonus) until the Executive becomes eligible for benefits under any long-term disability plan or insurance program maintained by the Employer, provided that the amount of any such payments to the Executive shall be reduced by the sum of the amounts, if any, payable to the Executive for the same period under any other disability benefit or pension plan covering the Executive. Furthermore, the Employer shall also pay the Executive a bonus equal to a pro rata portion of the Executive's previous year's bonus. Nothing herein shall prohibit the Employer from hiring an acting executive officer to replace the Executive prior to the expiration of this 180-day period.

            (d) The Employer may terminate the Executive's employment for Cause upon delivery to the Executive of a written notice of termination specifying the reason for termination. If the Executive's employment is terminated for Cause under this provision, the Executive shall receive only any sums due him as base salary and/or reimbursement of expenses through the date of termination.

            (e) The Employer may terminate the Executive's employment without Cause upon delivery of a written notice of termination. If the Executive's employment is terminated without Cause under this provision, subject to the possibility of a six-month delay described below in Section 4(f), and subject to potential reduction as described below in Section 9(d), beginning on the first day of the month following date of the Executive's termination, and continuing on the first day of the month for the next 24 months, the Employer shall pay to the Executive severance compensation in an amount equal to 100% of his then current monthly base salary. The Employer shall also pay the Executive a bonus equal to a pro rata portion of the Executive's previous year's bonus.

            (f) If when Executive's employment terminates he is a specified employee within the meaning of Section 409A of the Internal Revenue Code, and if the benefits under this Section 4(f) would be considered deferred compensation under Section 409A, and finally if an exemption from the six-month delay requirement of Section 409A(a)(2)(B)(i) is not available, the following benefits under this Section 4(f) shall be paid to the Executive as follows: severance compensation in an amount equal to 7 times his then current monthly base salary and any bonus owed to Executive will be paid in a single lump sum on the date that is six months and one day following date of Executive's termination; thereafter on the first day of the month for the next 17 months, the Employer shall pay to the Executive severance compensation in an amount equal to 100% of his then current monthly base salary.

            (g) The Executive may terminate his employment at any time by delivering a written notice of termination at least 14 days prior to such termination, and such termination shall not in and of itself be, nor shall it be deemed to be, a breach of this Agreement. If the Executive terminates his employment under this provision, the Executive shall receive any sums due him as base salary and/or reimbursement of expenses through the date of such termination.

            (h) Upon the occurrence of a Change in Control of the Employer, and regardless of whether the Executive remains employed by the Employer or its successor following a Change in Control, the Executive shall be entitled to the following:

            (i) within 15 days, the Employer shall pay the Executive cash compensation in an amount equal to his then current annual base salary multiplied by three as well as a bonus equal to a pro rata portion of the Executive's previous year's bonus, subject to the provisions of Section 4(k) below;

            (ii) the restrictions on any outstanding incentive awards (including restricted stock) granted to the Executive under the Company's or the Bank's long-term equity incentive program or any other incentive plan or arrangement shall lapse and such awards shall become 100% vested, all stock options and stock appreciation rights granted to the Executive shall become immediately exercisable and shall become 100% vested, and all performance units granted to the Executive shall become 100% vested.

            (i) With the exceptions of the provisions of this Section 4, and the express terms of any benefit plan under which the Executive is a participant, it is agreed that, upon Executive's termination of employment, the Employer shall have no obligation to the Executive for, and the Executive waives and relinquishes, any further compensation or benefits (exclusive of COBRA benefits). Unless otherwise stated in this Section 4, the effect of termination on any outstanding incentive awards, stock options, stock appreciation rights, performance units, or other incentives shall be governed by the terms of the applicable benefit or incentive plan and/or the agreements governing such incentives. At the time of termination of employment, and as a condition to the Employer's obligation to pay any severance hereunder, the Employer and the Executive shall enter into a release substantially in the form attached hereto as Exhibit A acknowledging such remaining obligations and discharging both parties, as well as the Employer's officers, directors and employees with respect to their actions for or on behalf of the Employer, from any other claims or obligations arising out of or in connection with the Executive's employment by the Employer, including the circumstances of such termination.

            (j) In the event that the Executive's employment is terminated for any reason, as a condition to the Employer's obligation to pay any severance hereunder, if the Executive is currently serving as a director of the Company and/or the Bank, the Executive shall resign from such position.

            (k) The parties intend that the severance payments and other compensation provided for herein are reasonable compensation for the Executive's services to the Employer and shall not constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986 and any regulations thereunder. In the event that the Employer's independent accountants acting as auditors for the Employer on the date of a Change in Control determine that the payments provided for herein constitute "excess parachute payments," then the compensation payable hereunder shall be reduced to an amount the value of which is $1.00 less than the maximum amount that could be paid to the Executive without the compensation being treated as "excess parachute payments" under Section 280G. The allocations of the reduction required hereby among the termination benefits payable to the Executive shall be determined by the Executive.

            (l) If the Executive is suspended or temporarily prohibited from participating, in any way or to any degree, in the conduct of the Employer's or the Bank's affairs by (1) a notice served under section 8(e) or (g) of Federal Deposit Insurance Act (12 U.S.C. 1818 (e) or (g)) or (2) as a result of any other regulatory or legal action directed at the Executive by any regulatory or law enforcement agency having jurisdiction over the Executive (each of the foregoing referred to herein as a "Suspension Action"), and this Agreement is not terminated, the Employer's obligations under this Agreement shall be suspended as of the earlier of the effective date of such Suspension Action or the date on which the Executive was provided notice of the Suspension Action, unless stayed by appropriate proceedings. If the charges underlying the Suspension Action are dismissed, the Employer shall:

            (i) pay on the first day of the first month following such dismissal of charges (or as provided elsewhere in this Agreement) the Executive all of the compensation withheld while the obligations under this Agreement were suspended; and

            (ii) reinstate any such obligations which were suspended.

         Notwithstanding anything to the contrary herein, if the Executive is removed or permanently prohibited from participating, in any way or to any degree, in the conduct of the Employer's or the Bank's affairs by (1) an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section 1818 (e)(4) or (g)(1)) or (2) any other legal or law enforcement action (each of the foregoing referred to herein as a "Removal Action"), all obligations of the Executive under this Agreement shall terminate as of the effective date of the Removal Action, but any vested rights of the parties hereto shall not be affected.

         Notwithstanding anything to the contrary herein, if the Employer or the Bank are in default (as defined in section 3(x)(1) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1813(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but this paragraph (4)(l) shall not affect any vested rights of the parties hereto.

         Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C.
Section 1828(k) and any regulations promulgated thereunder.

         For the purposes of the following Sections 5-10, "Employer" shall mean the Company and the Bank.

         5. Ownership of Work Product. The Employer shall own all Work Product arising during the course of the Executive's employment (prior, present or future). For purposes hereof, "Work Product" shall mean all intellectual property rights, including all Trade Secrets, U.S. and international copyrights, patentable inventions, and other intellectual property rights in any programming, documentation, technology or other work product that relates to the Employer, its business or its customers and that the Executive conceives, develops, or delivers to the Employer at any time during his employment, during or outside normal working hours, in or away from the facilities of the Employer, and whether or not requested by the Employer. If the Work Product contains any materials, programming or intellectual property rights that the Executive conceived or developed prior to, and independent of, the Executive's work for the Employer, the Executive agrees to point out the pre-existing items to the Employer and the Executive grants the Employer a worldwide, unrestricted, royalty-free right, including the right to sublicense such items. The Executive agrees to take such actions and execute such further acknowledgments and assignments as the Employer may reasonably request to give effect to this provision.

         6. Protection of Trade Secrets. The Executive agrees to maintain in strict confidence and, except as necessary to perform his duties for the Employer, the Executive agrees not to use or disclose any Trade Secrets of the Employer during or after his employment. "Trade Secret" means information, including a formula, pattern, compilation, program, device, method, technique, process, drawing, cost data or customer list, that: (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.



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

         7. Protection of Other Confidential Information. In addition, the Executive agrees to maintain in strict confidence and, except as necessary to perform his duties for the Employer, not to use or disclose any Confidential Business Information of the Employer during his employment and for a period of 24 months following termination of the Executive's employment. "Confidential Business Information" shall mean any internal, non-public information (other than Trade Secrets already addressed above) concerning the Employer's financial position and results of operations (including revenues, assets, net income, etc.); annual and long-range business plans; product or service plans; marketing plans and methods; training, educational and administrative manuals; customer and supplier information and purchase histories; and employee lists. The provisions of Sections 6 and 7 shall also apply to protect Trade Secrets and Confidential Business Information of third parties provided to the Employer under an obligation of secrecy.

         8. Return of Materials. The Executive shall surrender to the Employer, promptly upon its request and in any event upon termination of the Executive's employment, all media, documents, notebooks, computer programs, handbooks, data files, models, samples, price lists, drawings, customer lists, prospect data, or other material of any nature whatsoever (in tangible or electronic form) in the Executive's possession or control, including all copies thereof, relating to the Employer, its business, or its customers. Upon the request of the Employer, the Executive shall certify in writing compliance with the foregoing requirement.

         9. Restrictive Covenants.

            (a) No Solicitation of Customers. During the Executive's employment with the Employer and for a period of 24 months thereafter, the Executive shall not (except on behalf of or with the prior written consent of the Employer), either directly or indirectly, on the Executive's own behalf or in the service or on behalf of others, (A) solicit, divert, or appropriate to or for a Competing Business, or (B) attempt to solicit, divert, or appropriate to or for a Competing Business, any person or entity that is or was a customer of the Employer or the Bank at any time during the 12 months prior to the date of termination and with whom the Executive has had material contact. The parties agree that solicitation of such a customer to acquire stock in a Competing Business during this time period would be a violation of this Section 9(a).

            (b) No Recruitment of Personnel. During the Executive's employment with the Employer and for a period of 24 months thereafter, the Executive shall not, either directly or indirectly, on the Executive's own behalf or in the service or on behalf of others, (A) solicit, divert, or hire away, or (B) attempt to solicit, divert, or hire away, to any Competing Business located in the Territory, any employee of or consultant to the Employer or the Bank, regardless of whether the employee or consultant is full-time or temporary, the employment or engagement is pursuant to written agreement, or the employment is for a determined period or is at will.

            (c) Non-Competition Agreement. During the Executive's employment with the Employer and for a period of 24 months following any termination (as opposed to expiration) of this Agreement, the Executive shall not (without the prior written consent of the Employer) compete with the Employer or the Bank by, directly or indirectly, forming, serving as an organizer, director or officer of, or consultant to, or acquiring or maintaining more than a 1% passive investment in, a depository financial institution or holding company therefore if such depository institution or holding company has, or upon formation will have, one or more offices or branches located in the Territory.

            (d) Notwithstanding the foregoing, the Employer, in its sole discretion, may opt within 15 days of the date of termination, to decrease the


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

restrictive periods described in Sections 9(a), 9(b), and 9(c) to periods not less than 12 months. In such case, if such termination was due to a termination without cause as provided under Section 4(e) of this Agreement, the Employer shall decrease, pro rata, the amount paid to Executive as provided under Section 4(e) for each month the restrictive period is decreased.

            (e) Notwithstanding the foregoing, the Executive may serve as an officer of or consultant to a depository institution or holding company therefore even though such institution operates one or more offices or branches in the Territory, if the Executive's employment does not directly involve, in whole or in part, the depository financial institution's or holding company's operations in the Territory.

         10. Independent Provisions. The provisions in each of the above Sections 9(a), 9(b), and 9(c) are independent, and the unenforceability of any one provision shall not affect the enforceability of any other provision.

         11. Successors; Binding Agreement. The rights and obligations of this Agreement shall bind and inure to the benefit of the surviving corporation in any merger or consolidation in which the Employer is a party, or any assignee of all or substantially all of the Employer's business and properties. The Executive's rights and obligations under this Agreement may not be assigned by him, except that his right to receive accrued but unpaid compensation, unreimbursed expenses and other rights, if any, provided under this Agreement which survive termination of this Agreement shall pass after death to the personal representatives of his estate.

         12. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other; provided, however, that all notices to the Employer shall be directed to the attention of the Employer with a copy to the Secretary of the Employer. All notices and communications shall be deemed to have been received on the date of delivery thereof.

         13. Arbitration; Governing Law. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Easley, South Carolina, by three arbitrators in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The Company shall bear all costs and expenses, including Executive's reasonable attorneys' fees, arising in connection with any arbitration proceeding pursuant to this Section. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of South Carolina without giving effect to the conflict of laws principles thereof. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in State of South Carolina.

         14. Non-Waiver. Failure of the Employer to enforce any of the provisions of this Agreement or any rights with respect thereto shall in no way be considered to be a waiver of such provisions or rights, or in any way affect the validity of this Agreement.

         15. Enforcement. The Executive agrees that in the event of any breach or threatened breach by the Executive of any covenant contained in Section 9(a), 9(b), or 9(c) hereof, the resulting injuries to the Employer would be difficult or impossible to estimate accurately, even though irreparable injury or damages


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

would certainly result. Accordingly, an award of legal damages, if without other relief, would be inadequate to protect the Employer. The Executive, therefore, agrees that in the event of any such breach, the Employer shall be entitled to obtain from a court of competent jurisdiction an injunction to restrain the breach or anticipated breach of any such covenant, and to obtain any other available legal, equitable, statutory, or contractual relief. Should the Employer have cause to seek such relief, no bond shall be required from the Employer, and the Executive shall pay all attorney's fees and court costs which the Employer may incur to the extent the Employer prevails in its enforcement action.

         16. Savings Clause. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         17. Certain Definitions.

            (a) "Affiliate" shall mean any business entity controlled by, controlling or under common control with the Employer.

            (b) "Business" shall mean the operation of a depository financial institution, including, without limitation, the solicitation and acceptance of deposits of money and commercial paper, the solicitation and funding of loans and the provision of other banking services, and any other related business engaged in by the Employer or any of its Affiliates as of the date of termination.

            (c) "Cause" shall consist of any of (A) the commission by the Executive of a willful act (including, without limitation, a dishonest or fraudulent act) or a grossly negligent act, or the willful or grossly negligent omission to act by the Executive, which is intended to cause, causes or is reasonably likely to cause material harm to the Employer (including harm to its business reputation), (B) the indictment of the Executive for the commission or perpetration by the Executive of any felony or any crime involving dishonesty, moral turpitude or fraud, (C) the material breach by the Executive of this Agreement that, if susceptible of cure, remains uncured 10 days following written notice to the Executive of such breach, (D) the receipt of any form of notice, written or otherwise, that any regulatory agency having jurisdiction over the Employer intends to institute any form of formal or informal (e.g., a memorandum of understanding which relates to the Executive's performance) regulatory action against the Executive or the Employer or the Bank (provided that the Board of Directors determines in good faith, that the subject matter of such action involves acts or omissions by or under the supervision of the Executive or that termination of the Executive would materially advance the Employer's compliance with the purpose of the action or would materially assist the Employer in avoiding or reducing the restrictions or adverse effects to the Employer related to the regulatory action); (E) the exhibition by the Executive of a standard of behavior within the scope of his employment that is materially disruptive to the orderly conduct of the Employer's business operations (including, without limitation, substance abuse or sexual misconduct) to a level which, in the Board of Directors' good faith and reasonable judgment, with the Executive abstaining from participating in the consideration of and vote on the matter, is materially detrimental to the Employer's best interest, that, if susceptible of cure remains uncured 10 days following written notice to the Executive of such specific inappropriate behavior; or (F) the failure of the Executive to devote his full business time and attention to his employment as provided under this Agreement that, if susceptible of cure, remains uncured 30 days following written notice to the Executive of such failure. In order for the Board of Directors to make a determination that termination shall be for Cause, the Board must provide the Executive with an opportunity to meet with the Board in person.

            (d) "Change in Control" shall mean as defined by Treasury Regulation ss. 1.409A-3(i)(5).

            (e) "Competing Business" shall mean any business that, in whole or in part, is the same or substantially the same as the Business.

            (f) "Disability" or "Disabled" shall mean as defined by Treasury Regulation ss. 1.409A-3(i)(4).

            (g) "Normal payroll practices" shall mean paid no less frequently than monthly.

            (h) "Territory" shall mean a radius of 25 miles from (i) the main office of the Company or of the Bank or (ii) any branch office of the Company or of the Bank.

            (i) "Terminate," "terminated," "termination," or "termination of employment" shall mean separation from service as defined by Regulation 1.409A-1(h).

         18. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

         19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Employer has caused this Agreement to be executed and its seal to be affixed hereunto by its officers thereunto duly authorized, and the Executive has signed and sealed this Agreement, effective as of the date first above written.



                              [SIGNATURES OMITTED]

                                    Exhibit A

                            Form of Release of Claims

                         SEVERANCE AGREEMENT AND RELEASE

         This Severance  Agreement and Release (the "Agreement") is made between
L. Andrew Westbrook, III, an individual resident of South Carolina ("Employee"), and Peoples Bancorporation, Inc., a South Carolina corporation (the "Employer"), the parent company of Peoples National Bank, a national bank (the "Bank").

         As used in this Agreement, the term "Employee" shall include the employee's heirs, executors, administrators, and assigns, and the term "Employer" shall include the Employer, its subsidiary banks, any other related or affiliated entities, and the current and former officers, directors, shareholders, employees, and agents of them.

         On ______________, 2008, the Employer and Employee entered into an Employment Agreement governing the relationship between the parties. Section 4(e) provides that the Employer may terminate the Employment Agreement without cause. Section 4 of the Employment Agreement also provides that Employee shall be entitled to severance pay if the Employment Agreement is terminated without cause, on the condition that Employee enter into this release or a substantially similar release.

         Employee desires to receive severance pay and the Employer is willing to provide severance pay on the condition the Employee enter into this Agreement.

         Now, in consideration for the mutual promises and covenants set forth herein, and in full and complete settlement of all matters between Employee and the Employer, the parties agree as follows:

1. Termination Date: The Employee agrees that his employment with the Employer terminates as of ________________ (the "Termination Date").

2. Severance Payments: Subsequent to his Termination Date, the Employer shall pay Employee severance pay as noted in Section 4(e) of the Employment Agreement, dated ________ 2008, (the "Severance Payment"). Notwithstanding anything contained herein to the contrary, all payments made under this Agreement shall be subject to withholding for all applicable taxes, including, but not limited to, income, employment and social insurance taxes, as shall be required by law.

3. Legal Obligations

         The parties acknowledge that pursuant to Section 4(i) of the Employment Agreement, they agreed that at the time of termination and as a condition of payment of severance, they would enter into this release acknowledging any remaining obligations and discharging each other from any other claims or obligations arising out of or in connection with Employee's employment by the Employer, including the circumstances of such termination.

         Employee acknowledges that the Employer has no prior legal obligations to make the payments described in Section 2 above which are exchanged for the promises of Employee set forth in this Agreement. Neither this Agreement nor

Employer's offer to enter into this Agreement shall in any way be construed as an admission by Employer that it has acted wrongfully with respect to Employee or any other person, or that Employee has any rights whatsoever against Employer. Employer specifically disclaims any liability to or wrongful acts against Employee or any other person, on the part of itself, its shareholders, officers, directors, employees, agents or representatives. It is specifically agreed that the payments described in Section 2 are valuable and sufficient consideration for each of the promises of Employee set forth in this Agreement and are payments in addition to anything of value to which Employee is otherwise entitled.

4.       Waiver and Release:

a) Employee unconditionally releases and discharges the Employer from any and all causes of action, suits, damages, claims, proceedings, and demands that the Employee has ever had, or may now have, against the Employer, whether asserted or unasserted, whether known or unknown, concerning any matter occurring up to and including the date of the signing of this Agreement.

b) Employee acknowledges that he is waiving and releasing, to the full extent permitted by law, all claims against the Employer, including (but not limited to) all claims arising out of, or related in any way to, his employment with the Employer or the termination of that employment, including (but not limited to) any and all breach of contract claims, tort claims, claims of wrongful discharge, claims for breach of an express or implied employment contract, defamation claims, claims under Title VII of the Civil Rights Act of 1964 as amended, which prohibits discrimination in employment based on race, color, national origin, religion or sex, the Family and Medical Leave Act, which provides for unpaid leave for family or medical reasons, the Equal Pay Act, which prohibits paying men and women unequal pay for equal work, the Age Discrimination in Employment Act of 1967, which prohibits age discrimination in employment, the Americans with Disabilities Act, which prohibits discrimination based on disability, the Rehabilitation Act of 1973, the South Carolina Human Affairs Law, any and all other applicable local, state and federal non-discrimination statutes, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the South Carolina Payment of Wages Law and all other statutes relating to employment, the common law of the State of South Carolina, or any other state, and any and all claims for attorneys' fees.

c) This Waiver and Release provision ((a) through (c) of this paragraph) shall be construed to release all claims to the full extent allowed by law. If any term of this paragraph shall be declared unenforceable by a court or other tribunal of competent jurisdiction, it shall not adversely affect the enforceability of the remainder of this paragraph.

d) The Employer unconditionally releases and discharges Employee from any and all causes of action, suits, damages, claims, proceedings, and demands that the Employer has ever had, or may now have, against Employee, whether asserted or unasserted, whether known or unknown, concerning any matter occurring up to and including the date of the signing of this Agreement with the exception of any claims for breach of trust, or any act which constitutes a felony or crime involving dishonesty, theft, or fraud.

e) The parties specifically agree that this release does not cover, and Employee expressly reserves, indemnification rights existing to him as a current or former director and/or officer of Employer under the Articles and Bylaws of the Employer or of the Bank and pursuant to applicable state law and in accordance with any D&O insurance policy existing for former officers and directors of the Employer or the Bank.

5.       Restrictive Covenants and Other Obligations

The parties agree that Section 5 - "Ownership of Work Product," Section 6 - "Protection of Trade Secret," Section 7 - "Protection of Confidential
Information," Section 8 - "Return of Materials," Section 9 - "Restrictive Covenants," Section 10 - "Independent Provisions," Section 15 - "Enforcement," and Section 16 - "Savings Clause," of the Employment Agreement shall remain in full force and effect and that Employee will perform his obligations under those sections and those sections of the Employment Agreement are incorporated by reference as if set forth fully herein. In the event Employee breaches any obligation under this Section 5, the Employer's obligation to make severance payments to Employee shall terminate immediately and the Employer shall have no further obligations to Employee.

6.       Duty of Loyalty/Nondisparagement

         The parties shall not (except as required by law) communicate to anyone, whether by word or deed, whether directly or through any intermediary, and whether expressly or by suggestion or innuendo, any statement, whether characterized as one of fact or of opinion, that is intended to cause or that reasonably would be expected to cause any person to whom it is communicated to have a lowered opinion of the other party.

7.       Confidentiality Of The Terms Of This Agreement

         Employee agrees not to publicize or disclose the contents of this Agreement, including the amount of the monetary payments, except (i) to his immediate family; (ii) to his attorney(s), accountant(s), and/or tax preparer(s); (iii) as may be required by law; or (iv) as necessary to enforce the terms of this Agreement. Employee further agrees that he will inform anyone to whom the terms of this Agreement are disclosed of the confidentiality requirements contained herein. Notwithstanding the foregoing, the parties agree that where business needs dictate, Employee may disclose to a third party that he has entered into an agreement with the Employer, which agreement contains restrictive covenants including noncompetition and nondisclosure provisions, one or more of which prohibit him from performing the requested service.

         Employee recognizes that the disclosure of any information regarding this Agreement by him, his family, his attorneys, his accountants or financial advisors, could cause the Employer irreparable injury and damage, the amount of which would be difficult to determine. In the event the Employer establishes a violation of this paragraph of the Agreement by Employee, his attorneys, immediate family, accountants, or financial advisors, or others to whom Employee disclosed information in violation of the terms of this Agreement. The Employer shall be entitled to injunctive relief without the need for posting a bond and shall also be entitled to recover from Employee the amount of attorneys' fees and costs incurred by the Employer in enforcing the provisions of this paragraph.

8.       Cessation of Authority; Continued Cooperation

a) Employee acknowledges, understands and agrees that following the Termination Date, Employee is not authorized to incur any expenses, obligations or liabilities, or to make any commitments on behalf of Employer, except as provided in subsection (b). Employee agrees to submit to the then-current Chairman of the Board of the Employer, within three days of the Termination Date, any and all expenses that were incurred by Employee on behalf of Employer prior to the Termination Date (which have not previously been reimbursed) and any and all contracts or other obligations entered into by Employee on behalf of Employer prior to the Termination Date (which have not previously been disclosed), including but not limited to any loans agreed to or memoranda of understanding entered into on behalf of the Employer. Employer agrees to reimburse Employee for reimbursable expenses incurred by Employee through his Termination Date which have not yet been reimbursed within 60 days following the Termination Date and which are promptly submitted to Employer 30 days following the Termination Date. Any expenses submitted to the Employer more than 30 days following the Termination Date shall not be eligible for reimbursement. Reimbursements provided for in this Section 8(a) shall otherwise be processed pursuant to Employer's standard policies and procedures relating to reimbursement of expenses. In no event shall any reimbursement under this Section 8(a) be paid after the last day of the taxable year following the taxable year in which the expense was incurred, nor shall the amount of reimbursable expenses incurred in one taxable year affect the expenses eligible for reimbursement in any other taxable year. The right to a reimbursement or an in-kind benefit under this Section 8(a) will not be subject to liquidation or exchange for another benefit.

b) Notwithstanding the provisions of Section 8(a), Employee agrees that he will cooperate fully with the Employer in the future regarding any matters in which he was involved during the course of his employment, and in the defense or prosecution of any claims or actions now in existence or which may be brought or threatened in the future against or on behalf of the Employer. Employee's cooperation in connection with such matters, actions and claims shall include, without limitation, being available to meet with the Employer's officials regarding personnel or commercial matters in which he was involved; to prepare for any proceeding (including, without limitation, depositions, consultation, discovery or trial); to provide affidavits; to assist with any audit, inspection, proceeding or other inquiry; and to act as a witness in connection with any litigation or other legal proceeding affecting the Employer. Employee further agrees that should he be contacted (directly or indirectly) by any person or entity adverse to the Employer, he shall within 48 hours notify the then-current Chairman of the Board of the Employer. Employee shall be reimbursed for any reasonable costs and expenses incurred in connection with providing such cooperation.

9.       Entire Agreement; Modification of Agreement

         Except as otherwise expressly noted herein, this Agreement constitutes the entire understanding of the parties and supersedes all prior discussions, understandings, and agreements of every nature between them relating to the matters addressed herein. Accordingly, no representation, promise, or inducement not included or incorporated by reference in this Agreement shall be binding upon the parties. Employee affirms that the only consideration for the signing of this Agreement are the terms set forth above and that no other promises or assurances of any kind have been made to him by the Employer or any other entity or person as an inducement for him to sign this Agreement. This Agreement may not be changed orally, but only by an agreement in writing signed by the parties or their respective heirs, legal representatives, successors, and assigns.

10.      Partial Invalidity

         The parties agree that the provisions of this Agreement and any paragraphs, subsections, sentences, or provisions thereof shall be deemed severable and that the invalidity or unenforceability of any paragraph, subsection, sentence, or provision shall not affect the validity or enforceability of the remainder of the Agreement.

11.      Waiver

         The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other subsequent breach of this Agreement.

12.      Successors and Assigns

         This  Agreement  shall inure to and be binding  upon the  Employer  and
Employee,  their  respective  heirs,  legal  representatives,   successors,  and
assigns.

13.      Governing Law

         This Agreement shall be construed in accordance with the laws of the state of South Carolina and any applicable federal laws.

14.      Headings

         The headings or titles of sections and subsections of this Agreement are for convenience and reference only and do not constitute a part of this Agreement.

15.      Notice

         Any notice or communication required or permitted under this Agreement shall be made in writing and sent by certified mail, return receipt requested, addressed as follows:

                           If to Employee:

                           [INSERT]

                           If to the Employer:

                           [INSERT]


16.      Liability for Taxes:

         The Employer and the Employee desire that the benefits and payments described in this Agreement be exempt from, or comply with, the requirements of
Section 409A of the Internal Revenue Code. To that end, if the Employee suggests any amendments to this Agreement that the Employee believes will make certain benefits or payments under this Agreement exempt from or compliant with Section 409A, the Employer will use reasonable efforts to cooperate with the Employee in negotiating and implementing any such amendments, provided that such amendments do not, in the sole discretion of the Employer, have a cost to the Employer

(apart from legal fees associated with negotiating, drafting and submitting any required regulatory filings), or adversely affect the Employer in any manner. Notwithstanding the foregoing, the Employer makes no guarantee as to any tax consequences relating to this Agreement, and the Employer does not represent or warrant that any payments or benefits under this Agreement are exempt from or compliant with Section 409A. Further, the Employee shall be responsible for his own taxes under this Agreement, including, if and to the extent applicable, taxes under Section 409A and 4999 of the Internal Revenue Code.

17.      Representations: Employee acknowledges that:

a)       He has read this Agreement and understands its meaning and effect.

b) He has knowingly and voluntarily entered into this Agreement of his own free will.

c) By signing this Agreement, Employee has waived, to the full extent permitted by law, all claims against the Employer based on any actions taken by the Employer up to the date of the signing of this Agreement, and the Employer may plead this Agreement as a complete defense to any claim the Employee may assert.

d) He would not otherwise be entitled to the consideration described in this Agreement, and that the Employer is providing such consideration in return for Employee's agreement to be bound by the terms of this Agreement.

e) He has been advised to consult with an attorney before signing this Agreement.

f) He has been given up to 21 days to consider the terms of this Agreement.

g) He has seven days, after Employee has signed the Agreement and it has been received by the Employer, to revoke it by notifying the Chairman of the Board of his intent to revoke acceptance. For such revocation to be effective, the notice of revocation must be received no later than 5:00 p.m. on the seventh day after the signed Agreement is received by the Employer. This Agreement shall not become effective or enforceable until the revocation period has expired.

h) He is not waiving or releasing any rights or claims that may arise after the date the Employee signs this Agreement.

As to Employee:


-------------------------                      ---------------------------------
Date                                           L. Andrew Westbrook, III




As to the Employer:


-------------------------                      ---------------------------------
Date                                           Chairman of the Board